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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 17, 2002


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                 0-19285                                    88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                                85260
(Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.       Other Events

On September 17, 2002, Allied Waste Industries, Inc. ("Allied" or "Company") issued the following press release.


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Contact:  Michael Burnett
580-627-2785





                     ALLIED WASTE INDUSTRIES, INC. ANNOUNCES
                 INTENTION TO OFFER $250 MILLION IN SENIOR NOTES


Scottsdale, AZ - September 17, 2002 - Allied Waste Industries, Inc. ("Allied") (NYSE: AW) today announced that Allied Waste North America, Inc. ("AWNA"), its direct, wholly-owned subsidiary, intends to offer this week, pursuant to Rule 144A under the Securities Act of 1933, $250 million in senior notes due 2012. AWNA intends to use proceeds from the proposed sale of these notes to ratably repay portions of tranches A, B and C of the term loans under its senior secured credit facility.

In addition, Allied reaffirmed its previously communicated year 2002 financial guidance which includes the following:

o EBITDA for the year ended December 31, 2002 is expected to be approximately $1.75 billion.

o Free cash flow for the year ended December 31, 2002 is expected to be approximately $300 million. Free cash flow is defined as EBITDA plus other non-cash charges, less cash interest, cash taxes, capital expenditures, closure, post-closure and environmental expenditures and further adjusted for non-acquisition related changes in working capital.

o Total debt at December 31, 2002 is expected to be below $9.0 billion.

Additionally, Allied today announced that for the third quarter ending September 30, 2002, it expects to repay approximately $200 million of debt from operating cash flow and the application of balance sheet cash. Allied estimates its debt balance will be approximately $9.05 billion at the end of the third quarter.

The offer of the proposed senior notes will be made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements of the Securities Act.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of June 30, 2002, the Company operated 342 collection companies, 169 transfer stations, 167 active landfills and 65 recycling facilities in 39 states.


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Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the Company's future plans, objectives or goals. These statements include: (a) statements relating to reduction of the Company's debt balance to approximately $9.05 billion at September 30, 2002; (b) statements regarding EBITDA for 2002 of approximately $1.75 billion; (c) statements regarding the generation of approximately $300 million of free cash flow in 2002; and (d) statements relating to reduction of the Company's debt balance to under $9.0 billion at December 31, 2002.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, (1) continuing weakness in the U.S. economy in 2002 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by the Company, increased competitive pressure on pricing and generally make it more difficult for the Company to predict economic trends; (2) the Company may be impeded in the successful integration of acquired businesses and its market development efforts; (3) a change in interest rates or a reduction in the Company's cash flow could impair the Company's ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges;
(5) divestitures by the Company may not raise funds exceeding financing needed for acquisitions in 2002; and (6) severe weather conditions could impair the Company's operating results.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2001. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.













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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                          ALLIED WASTE INDUSTRIES, INC.

                             By: /s/ THOMAS W. RYAN
       ------------------------------------------------------------------
                                 Thomas W. Ryan
              Executive Vice President and Chief Financial Officer
                          (Principal Financial Officer)




Date:  September 17, 2002

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